EXHIBIT 99.1

J.JILL, INC. ANNOUNCES QUARTERLY DIVIDEND

Quincy, MA – June 3, 2025 – J.Jill, Inc. (NYSE:JILL) (“J.Jill” or the “Company”) today announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock. The dividend is payable on July 9, 2025 to stockholders of record of issued and outstanding shares of the Company's common stock as of June 25, 2025.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful, and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241